UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

MONTALVO SPIRITS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36546	27-4004890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5301 N. Commerce Ave., Suite F Moorpark, California 93021
(Address of principal executive offices)

(818) 266-9286
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 15, 2015, Montalvo Spirits, Inc., a Nevada corporation (the “Company”), consummated a Securities Purchase Agreement (the “Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company sold to the Investor 11,363,367 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), at $.022 per share and warrants to purchase an additional 5,681,684 shares of Common Stock at the exercise price of $.022 per share (the “Warrants”).  The Warrants are exercisable immediately and expire within three (3) years.

The foregoing description of the Securities Purchase Agreement and Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the Convertible Note and the Securities Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).  In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding its investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 8.01                      Other Events

The Company used a portion of the proceeds from the investment disclosed in Item 1.01 to repay a Convertible Promissory Note in the principal amount of Eighty-Four Thousand Dollars ($84,000) issued by the Company on March 30, 2015.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

10.1	Securities Purchase Agreement
10.2	Warrant Agreement
99.1	Press Release dated June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTALVO SPIRITS, INC.

Date: June 18, 2015	By:	/s/ Alex Viecco
Name: Alex Viecco
Title: Chief Executive Officer